UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

Purple Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-29359	22-3693371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

595 Menlo Drive, Rocklin, CA 95765

(Address of principal executive offices)

(888) 600-4780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Standstill Agreement with the FCC

As previously reported on Form 8-K filed on March 2, 2010, Purple Communications, Inc. (the “Company”) received, on February 19, 2010 and February 25, 2010, notices of demand for payment (the “Demands for Payment”) from the Federal Communications Commission (“FCC”) of $18,459,064 for erroneous receipt of funds from the National Exchange Carriers Association (“NECA”), which administers the Federal Interstate Telecommunications Relay Services Fund (the “TRS Fund”). The Demands for Payment also directed NECA to suspend further payments to the Company from the TRS Fund.

On March 8, 2010, the Company, its lenders and the FCC entered into a Standstill Agreement, pursuant to which (i) the FCC has caused NECA to pay to the Company $3.8 million for minutes submitted to NECA by the Company for the month of December, (ii) the Company has acknowledged and agreed not to challenge the FCC’s claim for $18,459,064, (iii) the FCC and the Company have agreed to negotiate in good faith to reach a final and binding settlement concerning the FCC’s claim for reimbursement and the matters that have been the subject of the FCC’s investigations during the 180-day period following the Standstill Agreement, or September 4, 2010 (the “Standstill Period”), and (iv) the FCC has agreed not to withhold payment or cause NECA to withhold payment to offset the FCC’s claim for reimbursement during the Standstill Period.

During the Standstill Period, the Company will continue to operate its business in the ordinary course to ensure its customers receive services consistent with past practices, except as may be limited by the Declaratory Ruling issued by the Consumer and Governmental Affairs Bureau of the FCC on February 25, 2010.

The Company intends to continue negotiations with the FCC pursuant to the terms of the Standstill Agreement; however, there can be no assurances that the Company will reach a satisfactory agreement with the FCC. Failure to reach agreement with the FCC would have a material adverse effect on the Company’s financial condition and results of operations.

Forbearance and Amendment to First Lien Credit Facilities

The Company is a party to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), dated as of January 10, 2008, by and among the Company, as borrower, the lenders from time to time party thereto (the “First Lien Lenders”), the letter of credit issuers from time to time party thereto, Churchill Financial LLC, as administrative agent (the “First Lien Administrative Agent”), and Ableco Finance LLC, as collateral agent (the “Collateral Agent” and together with the First Lien Administrative Agent, the “First Lien Agents”).

On March 8, 2010, the Company and its subsidiaries entered into a Forbearance Agreement and Sixth Amendment to Credit Agreement (the “Sixth Amendment to First Lien Credit Agreement”), by and among the Company, as borrower, the other loan parties thereto, the First Lien Lenders, the letter of credit issuers from time to time party thereto and the First Lien Agents.

As previously disclosed, the Company is currently in default under the First Lien Credit Agreement, primarily as a result of the Demands for Payment discussed above and the related governmental investigations (the “Specified Defaults”). Pursuant to the Sixth Amendment to First Lien Credit Agreement, the First Lien Agents and the First Lien Lenders agreed to forbear from exercising any rights or remedies under the First Lien Credit Agreement arising out of Specified Defaults until expiration of the Standstill Period, subject to compliance with other terms of the First Lien Credit Agreement (the “Forbearance Period”). During the Forbearance Period, the First Lien Lenders have agreed to make revolving loans under the First Lien Credit Agreement, subject to the satisfaction of certain conditions precedent, and provided that the aggregate amount outstanding under the revolving facility does not exceed $6,200,000. The First Lien Lenders and First Lien Agents have also agreed to waive any obligation of the Company to comply with certain financial and information reporting covenants during the Forbearance Period, but have not agreed to waive the Specified Defaults and have the right to exercise all remedies available to them upon expiration of the Forbearance Period.

In addition to the forbearance agreement, the Sixth Amendment to First Lien Credit Agreement amends the First Lien Credit Agreement to (i) increase the applicable margin for Base Rate Loans from 6% to 9%, (ii) increase the applicable margin for Eurodollar Rate Loans from 7% to 10%, (iii) require a minimum consolidated fixed charge ratio of 1.00 to 1.00 as of specified periods during the Forbearance Period, (iv) allow for 3% of the interest accrual during the Forbearance Period to be paid-in-kind, (v) extend the period of time for the Company to conduct its rights offering of securities until December 31, 2010 from June 30, 2010 and (v) make certain other amendments consistent with the terms of the Standstill Agreement.

Forbearance and Amendment to Second Lien Credit Facilities

The Company is a party to that certain Second Lien Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), dated as of January 10, 2008, by and among the Company, as borrower, the lenders from time to time party thereto (the “Second Lien Lenders”), and Clearlake Capital Group, L.P., as administrative agent (the “Second Lien Agent”).

Concurrently with entering into the Sixth Amendment to First Lien Credit Agreement, the Company and its subsidiaries entered into the Forbearance Agreement and Sixth Amendment to Second Lien Credit Agreement (the “Sixth Amendment to Second Lien Credit Agreement”), dated as of March 8, 2010, among the Company, as borrower, the other loan parties thereto, the Second Lien Lenders, and the Second Lien Agent.

Pursuant to the Sixth Amendment to Second Lien Credit Agreement, the Second Lien Agent and the Second Lien Lenders agreed to forbear from exercising any rights or remedies under the Second Lien Credit Agreement arising out of the Specified Defaults until expiration of the Forbearance Period. The Second Lien Lenders and Second Lien Agent have also agreed to waive any obligation of the Company to comply with certain financial and information reporting covenants during the Forbearance Period, but have not agreed to waive the Specified Defaults and have the right to exercise all remedies available to them upon expiration of the Forbearance Period.

In addition to the forbearance agreement, the Sixth Amendment to Second Lien Credit Agreement amends the Second Lien Credit Agreement to (i) increase the applicable margin for the period from December 21, 2009 to March 7, 2010 to 14%, for the period from March 8, 2010 to December 31, 2010 to 17% and to 14% otherwise, (ii) require a minimum consolidated fixed charge ratio of .85 to 1.00 as of specified periods during the Forbearance Period, (iii) extend the period of time for the Company to conduct its rights offering of securities until December 31, 2010 from June 30, 2010 and (iv) make certain other amendments consistent with the terms of the Standstill Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE COMMUNICATIONS, INC.

Date: March 12, 2010	By:	/s/ MICHAEL J. PENDERGAST
Michael J. Pendergast
General Counsel & Corporate Secretary